Exhibit 99.2

GI Dynamics, Inc. – ASX Announcement

GI Dynamics Concludes ENDO Trial

A review of interim results to follow

Conference call at 9:00 a.m. AEST on 31 July 2015 (7:00 p.m. EDT on 30 July 2015)

LEXINGTON, Massachusetts & SYDNEY, Australia – 30 July 2015 – GI Dynamics, Inc. (ASX: GID) (the Company), a medical device company that provides innovative treatments for type 2 diabetes and obesity, today announced its decision to discontinue its U.S. pivotal clinical trial of EndoBarrier Therapy (the ENDO Trial) for the treatment of obese patients who have uncontrolled type 2 diabetes.

The decision follows discussions with the U.S. Food and Drug Administration (the FDA) regarding resumption of ENDO Trial enrollment, which despite collaborative efforts by both parties were unable to yield a feasible path forward for the mitigation of a higher than anticipated incidence of hepatic abscess, a bacterial infection of the liver. The Company concluded that terminating the ENDO Trial, effective immediately, is in the best interest of all stakeholders to help ensure adequate resources to further the development of EndoBarrier for its current use and potential new indications, and to continue developing other markets for EndoBarrier Therapy. Consistent with the Company’s decision, the ENDO Trial’s independent Data Safety and Monitoring Board has likewise recommended stopping the ENDO Trial. With seven cases of hepatic abscess in the ENDO Trial, the incidence rate is approximately 3.5%, which exceeds a previously established safety threshold of 2%. The incidence of hepatic abscess in markets outside the U.S. is approximately 0.73% based on experience with approximately 3,000 units shipped commercially since 2009.

The Company will conduct a detailed review of results for the ENDO Trial and report its findings in the very near future; however, a preliminary review of available efficacy data suggests a likely outcome (>90% probability) would be a statistically significant benefit of EndoBarrier Therapy that exceeds the predefined trial endpoint for efficacy as measured by reduction of HbA1c blood sugar levels.

“Consistent with the decision to conclude the ENDO Trial, we will immediately begin explanting the device from all remaining ENDO Trial participants and closing out the ENDO Trial — a process we believe will take several months to complete — while simultaneously initiating efforts to restructure our business and costs to ensure sufficient cash remains to establish new priorities, continue limited market development and research, and evaluate strategic options,” said Michael D. Dale, president and CEO of GI Dynamics.

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046
GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc. - ASX Announcement	Page 2

“We know that our decision to terminate the ENDO Trial will be a major disappointment to our patients and the clinicians who have supported the ENDO Trial, as well as our investors, but we believe that this is the responsible decision to take in the interests of all stakeholders,” said Mr. Dale.

The Company will hold an investor conference call on Friday, 31 July 2015 at 9:00 a.m. AEST (Thursday, 30 July 2015 at 7:00 p.m. EDT) to update investors regarding the ENDO Trial.

Accessing the Conference Call via Webcast:

A live webcast of the call will be available on the GI Dynamics website at investor.gidynamics.com. The webcast can be directly accessed at: http://edge.media-server.com/m/p/yzjmmc7c/lan/en.

Accessing the Conference Call via Telephone:

For those preferring to listen by telephone, please dial in five minutes prior to the start of the call and provide the passcode 99472983. Regional dial-in numbers are as follows:

•	United States callers please dial toll free 1 (877) 280-1758

•	Australia callers please dial toll free 1 800 005 989

•	International callers please dial 1 678 562 4233

Replay archive:

The webcast will be archived for 30 days following the call on the GI Dynamics website at investor.gidynamics.com.

About GI Dynamics

GI Dynamics, Inc. (ASX: GID) is the developer of EndoBarrier®, the first endoscopically-delivered device therapy approved for the treatment of obese type 2 diabetes with BMI ≥ 30 kg/m2, or obese patients with BMI ≥ 30 kg/m2 with ≥ 1 comorbidities, or obese patients with BMI >35 kg/m2. The liner is indicated for a maximum implant duration of 12 months. EndoBarrier is approved and commercially available in multiple countries outside the U.S. EndoBarrier is not approved for sale in the U.S. and is limited by federal law to investigational use only in the United States. Founded in 2003, GI Dynamics is headquartered in Lexington, Massachusetts. For more information, please visit www.gidynamics.com.

Forward-Looking Statements

This announcement contains forward-looking statements concerning: our development and commercialization plans; our potential revenues and revenue growth, costs, excess inventory, profitability and financial performance; our ability to obtain reimbursement for our products; our clinical trials, and associated regulatory submissions and approvals; the number and location of commercial centres offering the EndoBarrier®; and our intellectual property position. These forward-looking statements are based on the current estimates and expectations of future events by the management of GI Dynamics, Inc. as of the date of this announcement and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those indicated in or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to: risks associated with the consequences of terminating the ENDO Trial and the possibility that future clinical trials will not be successful or confirm earlier results; risks associated with obtaining funding from third parties; risks relating to the timing and costs of clinical trials, the timing of regulatory submissions, the timing, receipt and maintenance of regulatory approvals, the timing and amount of other expenses, and the timing and extent of third-party reimbursement; risks associated with commercial product sales, including product performance; competition; risks related to market acceptance of products; intellectual property risks; risks related to excess inventory; risks related to assumptions regarding the size of the available market, benefits of our products, product pricing, timing of product launches, future financial results and other factors including those described in our filings with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on these forward-looking statements. We do not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, unless required by law.

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046
GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388

GI Dynamics, Inc. - ASX Announcement	Page 3

Investor Enquiries:	Media Enquiries:

United States Michael Dale, President & CEO +1 (781) 357-3310	United States/Europe/Australia: Bi B Bill Berry, Berry & Company Public Relations LLC +1 (212) 253-8881

Australia David Allen or John Granger Hawkesbury Partners Pty Limited +61 2 9325 9046

www.gidynamics.com

US OFFICE & HEADQUARTERS:	25 Hartwell Avenue, Lexington MA 02421 T +1 (781) 357-3300 F +1 (781) 357-3301
EUROPEAN OFFICE:	Prinzenallee 7, 40549 Dusseldorf, Germany T: +49 211 5239 1572
AUSTRALIAN OFFICE:	Level 8, 17-19 Bridge Street, Sydney, NSW 2000 T +61 2 9325 9046
GI Dynamics, Inc., is a corporation incorporated in Delaware, USA, whose stockholders have limited liability. ARBN 151 239 388